UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

DTLL, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-30608	41-1279182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 West 82nd, Suite 1200, Bloomington, MN	55431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (952) 881-4105

  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[x]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[x]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[x]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01, 3.02, 5.01, 5.02 and 7.01. Entry into a Material Definitive Agreements; Unregistered Sales of Equity Securities; Changes in Control of Registrant; Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Regulation F-D Disclosure

We urge you to read all documents filed by us with the U.S. Securities and Exchange Commission because they contain important information. You can see and obtain copies of these documents for free at the Commission's web site, www.sec.gov.

1. Sale of Our Stock by RotateBlack LLC. On February 23, 2006, Island Residences Club, Inc. (“IRCI”) and Richard Woods, an investment banker for IRCI (“Woods”), jointly entered into a Stock Purchase Agreement with RotateBlack LLC, a Michigan limited liability company (“RBL”), our largest shareholder. We have filed a copy of this agreement as an exhibit to this Report. Under the agreement, RBL agreed to sell 9,400,000 shares (representing approximately 69.6%) of our Common Stock held by RBL to IRCI and Woods. The parties have agreed to extend the closing until on or before April 10, 2006. The allocation of ownership of the shares will be allocated on or before closing on April 10, 2006.

2. Executive Officer and Director Matters. On March 4, 2006, at a board meeting attended by two of our three directors, Dhru Desai and John Paulsen, representing a quorum, the company confirmed the appointment of Dual Cooper (“Cooper”) as our President and the appointment of Dennis Piotrowski (“Piotrowski”) as our Chief Financial Officer. At the same meeting the Board of Directors recommended that Paulsen continues as our Chairman and Chief Executive Officer and Dhru Desai, in addition to Steve Roberts would remain as outside Directors of the company. The company also appointed Rotate Black, LLC, Richard Woods, Frank Kristan, Tobias Parrish and Joseph DeHoust as advisors to the company.

Dual B. Cooper, Jr., has over thirty years of casino, resort and development experience. He has served as President and CEO of public companies with casino and resort properties from Argentina and Greece to multiple locations in the U.S. Under his leadership successful casino and resort properties have been developed in Nevada, New Jersey, Mississippi, California, Washington, and Minnesota including Grand Casinos, Casino Magic, Inc., Bally's, Palace Casino, and Harrah's. Mr. Cooper also served as Managing Partner of a gaming development and management company with primary focus on development and management of Native American casinos as well as acquisition and development of resort properties. He served as principal officer in developing and operating the highly successful Pechanga Resort & Casino in Southern California as well as the very profitable Tulalip Casinos in Washington State. Mr. Cooper began his career in Reno and Lake Tahoe over three decades ago. He has hands on operation and management experience in all casino and resort areas as well as serving as CEO of public corporations. His depth of top level management experience will be a major factor in the overall corporate positioning and branding strategy as a high-end hospitality, timeshare, resort destinations and development company.

Dennis Piotrowski, has over 30 years of experience in the hotel casino industry. He has held positions of controller, CFO, to that of Secretary/Treasurer, General Manager, and CEO of various properties both on the Las Vegas Strip and downtown. In addition he has worked with the Federal Bankruptcy Court as a debtor in possession of one casino property for a three year period. He has raised funds to build properties both in Las Vegas and for Native American hotel casinos on their reservations. He has been licensed in various jurisdictions, such as Las Vegas, Nevada; Panama City, Panama; and in the state of Colorado.

3. Grand Sierra Resorts Corp. Transactions. On February 24, 2006, we entered into a Stock Purchase Agreement with IRCI or its assignees to sell 400,000 shares (representing approximately 2.9%) of our Common Stock in exchange for 400,000 shares of Common Stock of Grand Sierra Resort Corporation. (“GSRC”) owned by IRCI. We have filed a copy of this agreement as an exhibit to this Form 8-K report.

We are not aware of any assignment by IRCI to a third party of its Stock Purchase Agreement with us. We intend to issue our shares of Common Stock to IRCI pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). In the purchase agreement, IRCI has represented that it is an accredited investor under the Securities Act and is acquiring our shares for investment and not with a view to their distribution.

On February 28, 2006, the company entered into an Option Agreement with Angela Whichard, Inc (“AWI”) to acquire 100% of AWI. AWI owns approximately 40% of GSRC outstanding shares of Common Stock of GSRC and has an option to acquire additional shares of AWI to bring its ownership to a 50.6% interest in GSRC.

On March 7, 2006, the company announced that it has made an offer to the GSRC’s shareholders to purchase their respective interest in GSRC in exchange for a newly created class of our preferred stock. The company proposes to complete the transaction with Share Exchange Agreements between shareholders of GSR and DTLL, Inc and file such registration statements with the SEC to register the shares that are exchanged under this agreement. This transaction is scheduled to close on or before April 7, 2006.

4. Global Casinos, Inc. Matters. On March 8, 2006, the company issued a press release announcing that it intended to make in the future a tender offer for the shares of Global Casinos, Inc. (“GCI”). The company has determined to re-structure the transaction as a Share Exchange Agreement with GCI with the intent to acquire a controlling interest in GCI in exchange for a newly created class of our preferred stock. As part of the Share Exchange Agreement the Company will file a a registration statement with the SEC to register the shares that are issued to the GCI shareholders.

5. Tahoe Inn Matters. On February 28, 2006, the company agreed to purchase the Tahoe Inn, an operating hotel in Brockway, California (the “Tahoe Inn”). We intend to complete the purchase for a total consideration of $6,000,000. This transaction is scheduled to close on or before April 10, 2006.

6. GelStat Activities. At this time, we have not yet determined whether we will continue our preclinical drug development and research activities related to GelStat.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits
	10.1	Stock Purchase Agreement dated February 23, 2006 among RotateBlack, LLC, Island Residences Club, Inc. and Richard Woods
	10.2	Stock Purchase Agreement dated February 24, 2006 with Island Residences Club, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2006

DTLL, Inc.

By:	/s/ John Paulsen
John Paulsen, President and Chief Executive Officer